Exhibit 10.1

This Separation Agreement (the “Release Agreement”) is dated October 28, 2019 and is voluntarily entered by and between Louis J. Belardi (hereinafter “Employee”) and Steel Connect, Inc. (the “Company”).

The parties wish to avoid any dispute regarding Employee’s services to the Company. The parties have therefore negotiated a full and final settlement of all differences between them through the date of this Release Agreement. The parties desire to enter into this Release Agreement and have agreed to the terms and conditions set forth herein. In consideration of the mutual understandings and covenants and the release contained herein, the parties hereby voluntarily agree as follows:

1. Employment Status. Employee’s employment shall be terminated effective November 2, 2019, (“Termination Date”). As of that date, Employee’s duties, responsibilities, office and title shall cease and Employee shall be deemed to have resigned from all positions that Employee held as an officer, director and/or member of any committee of the Company and of each of the Company’s subsidiaries. Employee acknowledges and agrees that he has been paid for all work performed up to and including the Termination Date and for accrued but unused vacation.

2. Payment.

(a) As provided in Section 17 of this Release Agreement, Employee shall have up to twenty-one (21) days from the date of his receipt of this Release Agreement to consider the terms and conditions of this Release Agreement. Thereafter, Employee will have seven (7) days to revoke this Release Agreement by stating his desire to do so in writing to Pete Marciniak. Provided Employee executes and does not revoke this Release Agreement, the Company will pay Employee Two Hundred Twenty-Five Thousand ($225,000) Dollars, less applicable withholdings and deductions in accordance with the Company’s standard payroll practices (the “Retention Payment”), as set forth in the parties’ agreement dated February 25, 2019 (the “Retention Agreement”). The Retention Payment will be paid in one lump-sum within fourteen days following the Effective Date of this Release Agreement, so long as Employee has not revoked this Release Agreement.

(b) Employee agrees and acknowledges that the agreement by the Company to provide the Retention Payment is conditioned upon, and in consideration of Employee’s compliance with all the terms and conditions of this Release Agreement and Employee’s release of all claims against the Company, its parent companies, affiliates and subsidiaries.

(c) Employee agrees and acknowledges that the Retention Payment exceeds any payments and benefits to which Employee would otherwise be entitled under any policy, plan, and/or procedure of the Company absent his signing this Release Agreement.

3. Release. In consideration of the Retention Payment and the other good and valuable consideration indicated herein, Employee (for Employee, and Employee’s personal representatives, heirs and assigns) releases and forever discharges the Released Parties (as defined below) from any and all claims (including, but not limited to, claims for attorneys’ fees), demands, losses, grievances, damages, injuries (whether personal, emotional or other), agreements, actions, promises or causes of action (known or unknown) which Employee now has or may later discover or which may hereafter exist against one or more Released Parties arising out of or relating to, directly or indirectly, Employee’s employment, or the termination of Employee’s employment, with the Company, whether pursuant to common law, statute, ordinance, regulation or otherwise. Claims or actions released herein include, but are not limited to: (i) any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Genetic Information Nondiscrimination Act, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Age Discrimination in Employment Act, as amended, and all of their respective implementing regulations, and/or any other similar federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance; (iii) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress; and (iv) any and all claims for monetary or equitable relief, including but not limited to attorneys’ fees, back pay, front pay, reinstatement, experts’ fees, medical fees or expenses, costs and disbursements.

This general release of claims excludes, and Employee does not waive, release or discharge any (i) right to file an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency; (ii) claims under state workers’ compensation or unemployment laws; or (iii) or any other claims that cannot be waived by law. Employee does, however, expressly waive the right to receive any future monetary recovery from the Employer, including Employer payments that result from any complaints or charges that Employee files with any federal, state or local administrative or regulatory agency or that are filed or pursued on Employee’s behalf.

The parties understand that, as used in this Release Agreement, “Released Parties” includes the Company, Steel Partners Holdings L.P., Steel Partners Ltd., and all of their past and present officers, directors, employees, trustees, agents, parent companies, subsidiaries, partners, members, affiliates, principals, insurers, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the aforesaid entities, and each of them, and each entity’s subsidiaries, affiliates, predecessors, successors, and assigns, and all other entities, persons, firms, or corporations liable or who might be claimed to be liable, none of whom admit any liability to Employee, but all of whom expressly deny any such liability.

4. Sole Responsibility for Legal Costs. Employee agrees that Employee will be solely and individually responsible for compensating any attorney(s) for any services that have been rendered to or for Employee in connection with the review of this Release Agreement or any other matters whatsoever. The Company acknowledges that the terms of Section 7 Indemnification, of the employee’s Retention Agreement are incorporated herein by reference.

5. No Admission of Liability. It is understood and agreed that the Company denies that it is liable to Employee on any legal theory of liability, and that nothing in this Release Agreement, including, but not limited to, the Retention Payment set forth in Paragraph 2 hereof, constitutes or shall be construed as an admission by the Company of any fact of wrongdoing, damage or liability to Employee on any theory. The parties agree that this Release Agreement may not be used as evidence in a subsequent proceeding except in a proceeding to enforce the terms of this Release Agreement.

6. Restrictive Covenants.

(a) Employee acknowledges that the terms of Section 4, Non-Compete, and Section 5, Non-Solicit, of his Retention Agreement are incorporated herein by reference, and Employee agrees and acknowledges that he is bound by their terms.

(b) Employee understands and agrees that Employee has confidential knowledge and information relating to the business of the Company, Steel Partners Holdings L.P., Steel Partners Ltd. and each of their subsidiaries, which Employee obtained and had access to during Employee’s employment. Accordingly, any and all data, records, and information about the Company’s business operations, including, without limitation: (i) trade secrets owned by the Company; (ii) marketing information, selling techniques, customer lists, supplier and vendor information, and information including names, addresses, specifications, and delivery schedules; (iii) supplier lists; (iv) marketing plans and concepts; (v) financial information, including product pricing and other pricing information; (vi) sales, costs, profits, profit margins, salaries and other financial information pertaining to Company; and (vii) ideas, processes, methods, techniques, systems, patents, models, devices, programs, computer software and related information, which is in the possession or control of the Company, which has not been published or disclosed to the general public, which protection is necessary for the ongoing and continued success of the Company (collectively the “Confidential Information”) will be held completely in confidence by Employee. Employee agrees to keep confidential and agrees not to disclose any such Confidential Information to anyone, except the Company or the Company’s authorized representatives. Employee acknowledges that any use of any part of Company’s Confidential Information or property or any disclosure of the Company’s Confidential Information to third parties, at any time, would constitute immediate and irreparable harm to the Company. This Release Agreement specifically incorporates the protections of the Uniform Trade Secrets Act, as amended from time to time.

7. Confidentiality and Non-Disparagement. Employee agrees that, as a condition of this Release Agreement, the existence (as well as the terms and provisions) of this Release Agreement are to remain strictly confidential and shall not be disclosed to any person except Employee’s spouse and legal and/or tax advisor(s), or as required by law or lawfully-issued subpoena. In no event shall Employee discuss the separation of Employee’s employment with the Company, this Release Agreement, or the terms of this Release Agreement with any current or prospective employee of the Company. Employee will not, and will cause Employee’s relatives, agents, and representatives to not, knowingly disparage or make any derogatory statements regarding the Company, its directors, or its officers.

8. Return of Company Property. Employee hereby certifies that Employee has returned, or will return prior to Employee’s last day of employment, to the Company all of the Company’s property in Employee’s possession or control, including but not limited to, any equipment, books, computer software, computer hardware, documents, drawings, memoranda, manuals, and other records, except as specifically provided herein.

9. Cooperation. Employee will use his reasonable best efforts to cooperate with the Company and/or its subsidiaries and affiliates and its/their counsel in connection with any matters related to the Company’s financial statements or reports prior to the Termination Date and/or any investigation, administrative proceeding or litigation relating to any matter in which Employee was involved or of which Employee has knowledge. Employee agrees that, in the event he is subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony (in a deposition, court proceeding or otherwise) that in any way relates to Employee’s employment with the Company, he will give prompt notice of such request to the Company and will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure, provided that nothing herein shall prevent Employee from complying with the requirements of the law.

10. Severability. The parties stipulate and agree that all clauses and provisions of this Release Agreement are distinct and severable, and Employee understands, and it is Employee’s intent, that in the event this Release Agreement is ever held to be invalid or unenforceable (in whole or in part) as to any particular type of claim or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims and circumstances. As to any actions or claims that would not be released because of the invalidity or unenforceability of this Release Agreement, Employee covenants and agrees to execute a release or waiver that is legal and enforceable.

11. Amendment. This Release Agreement may not be modified except by a writing signed by each of the parties hereto, or their duly authorized representative.

12. Successors and Assigns. This Release Agreement shall inure to the benefit of, may be enforced by, and shall be binding on the parties and their heirs, executors, administrators, personal representatives, assigns and successors in interest. It is understood and agreed that no breach of this Release Agreement shall be cause to set it aside or to revive any of the claims being released herein.

13. Governing Law. This Release Agreement shall, in all respects, be interpreted, construed and governed by, and construed and enforced in accordance with, the laws of the state of Delaware without regard to the conflict of laws provisions thereof. Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any appropriate state or federal court of record in Delaware over any action or proceeding arising out of or relating to this Release Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such Delaware state or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent legally possible, the defense of an inconvenient forum to the maintenance of such action or proceeding.

14. Construction. The parties hereto acknowledge and agree that the language of this Release Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties.

15. Counterparts. This Release Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument. The Parties agree that their respective signatures may be delivered by facsimile or by PDF, and that facsimile or PDF signatures will be treated as originals for all purposes.

16. Competency of Parties. The parties, and each of them, acknowledge, warrant, represent, and agree that in executing and delivering this Release Agreement, they do so freely, knowingly and voluntarily, that they had an opportunity to discuss its terms and the implications thereof with legal counsel, that they are fully aware of the contents and effect thereof, and that such execution and delivery is not the result of any fraud, duress, mistake or undue influence whatsoever.

17. Older Workers’ Benefit Protection Act. (a) Employee has specific rights under the Age Discrimination in Employment Act (“ADEA”) as amended by the Older Workers’ Benefit Protection Act of 1990 (“OWBPA”). It is the Company’s desire and intent to make certain that the Employee fully understands the provisions and effects of this Release Agreement. To that end, the Employee acknowledges that:

i.      CONSISTENT WITH THE PROVISIONS OF THE OWBPA, EMPLOYEE HAS BEEN ADVISED OF THE RIGHT AND GIVEN THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL FOR THE PURPOSE OF REVIEWING THE TERMS OF THIS RELEASE AGREEMENT, INCLUDING, IN PARTICULAR, THE RELEASE OF CLAIMS (ALTHOUGH EMPLOYEE MAY CHOOSE VOLUNTARILY NOT TO DO SO);

ii.    CONSISTENT WITH THE PROVISIONS OF THE OWBPA, THE COMPANY IS PROVIDING EMPLOYEE WITH TWENTY-ONE (21) DAYS IN WHICH TO CONSIDER, SIGN AND RETURN THIS RELEASE AGREEMENT TO THE COMPANY (ALTHOUGH EMPLOYEE MAY CHOOSE VOLUNTARILY TO EXECUTE THIS RELEASE AGREEMENT EARLIER);

iii.   CONSISTENT WITH THE PROVISIONS OF THE OWBPA, EMPLOYEE HAS SEVEN (7) DAYS FOLLOWING THE DATE EMPLOYEE SIGNS THIS RELEASE AGREEMENT TO REVOKE EMPLOYEE’S CONSENT TO THIS RELEASE AGREEMENT;

iv.   CONSISTENT WITH THE PROVISIONS OF THE OWBPA, EMPLOYEE ACKNOWLEDGES THAT THIS RELEASE AGREEMENT SHALL NOT BE EFFECTIVE UNTIL THE SEVEN (7) DAY REVOCATION PERIOD HAS EXPIRED;

v.    EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THIS RELEASE AGREEMENT DOES NOT WAIVE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE DATE THE RELEASE AGREEMENT IS EXECUTED; AND

vi.   EMPLOYEE ACKNOWLEDGES AND AGREES THAT THIS RELEASE AGREEMENT IS WRITTEN IN A MANNER CALCULATED TO BE UNDERSTOOD BY EMPLOYEE AND EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT EMPLOYEE FULLY UNDERSTANDS THE TERMS OF THIS RELEASE AGREEMENT.

(b) By executing this Release Agreement, the parties agree that any changes to this Release Agreement, whether material or immaterial, do not restart the running of the twenty-one-day period provided for in Paragraph 17(a)(ii) above.

(c) In the event Employee does not accept this Release Agreement, or in the event Employee revokes this Release Agreement during the seven-day Revocation Period, this Release Agreement, including but not limited to the Company’s obligations set forth in Paragraph 2 of this Release Agreement, shall automatically be deemed null and void.

(d) To effectively revoke, Employee must notify Pete Marciniak in writing of Employee’s intent to revoke no later than midnight of the seventh day after Employee has signed this Release Agreement.

(e) This Release Agreement shall become effective on the eighth day following Employee’s execution of this Release Agreement (the “Effective Date”) unless revoked.

18. Entire Agreement. This Release Agreement contains the entire agreement of the parties and supersedes all previous negotiations, whether written or oral. This Release Agreement may be changed only by an instrument in writing signed by the party against whom the charge, waiver, modification, extension or discharge is sought.

EMPLOYEE ACKNOWLEDGES AND AGREES THAT NO PROMISE, INDUCEMENT OR AGREEMENT NOT EXPRESSED IN THIS RELEASE AGREEMENT HAS BEEN MADE REGARDING THIS RELEASE AGREEMENT AND THAT EMPLOYEE HAS READ THIS RELEASE AGREEMENT, UNDERSTANDS THAT IT CONTAINS A RELEASE OF ALL EMPLOYEE’S CLAIMS, KNOWN AND UNKNOWN, AND IS VOLUNTARILY ENTERING INTO IT. EMPLOYEE FURTHER REPRESENTS THAT EMPLOYEE HAS HAD REASONABLE TIME DAYS TO CONSIDER THE PROVISIONS OF THIS RELEASE AGREEMENT BEFORE ENTERING INTO IT.

BY SIGNING BELOW, EMPLOYEE ACKNOWLEDGES AND REPRESENTS THAT EMPLOYEE HAS NOT SUFFERED ANY AGE OR OTHER DISCRIMINATION, HARASSMENT, RETALIATION, OR WRONGFUL TREATMENT BY ANY RELEASED PARTY.

PLEASE READ THIS RELEASE AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

/s/ Louis J. Belardi
LOUIS J. BELARDI
Date: October 28, 2019

STEEL CONNECT, INC.

/s/ Jeffrey J. Fenton
By:	J.J. Fenton, Director
Date: 10/28/19